Exhibit 2.1

SECOND AMENDMENT TO UNIT PURCHASE AGREEMENT

This SECOND AMENDMENT TO UNIT PURCHASE AGREEMENT (this “Amendment”), dated as of November 24, 2023, is entered into by and among (i) Dune Acquisition Corporation, a Delaware corporation (“SPAC”), (ii) Global Gas Holdings LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of SPAC (“Holdings”), (iii) Global Hydrogen Energy LLC, a Delaware limited liability company (the “Company”), (iv) William Bennett Nance, Jr., an individual (“Nance”), (v) Sergio Martinez, an individual (“S. Martinez”) and (vi) Barbara Guay Martinez, an individual (“B. Martinez”, and together with Nance and S. Martinez, the “Sellers”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, on May 14, 2023, the parties hereto entered into the Unit Purchase Agreement (the “Purchase Agreement”).

WHEREAS, on August 22, 2023, the parties hereto entered into the First Amendment to Unit Purchase Agreement (the “First Amendment Purchase Agreement”).

WHEREAS, in accordance with Section 12.10 of the Purchase Agreement, the parties hereto desire to amend the terms of the Purchase Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as set forth below in this Section 1.

(a) The definition of “Company Equity Value” in Article I of the Purchase Agreement is amended and restated to read in its entirety as follows:

“Company Equity Value” means Forty Three Million Dollars ($43,000,000).

(b) The definition of “Number of Shares Available for Delivery” in Section 4(a) of the 2023 Long Term Incentive Plan is amended and restated to read in its entirety as follows:

Subject to adjustment in a manner consistent with Section 8, the total number of shares of Stock reserved and available for delivery with respect to Awards under the Plan is equal to 1,400,000 shares of Stock (of which, 225,000 shares of Stock shall be reserved for individual consultants of the Company and an additional 500,000 shares of stock may be used for joint venture, consulting, or other strategic business partnerships or relationships), and such number of shares of Stock shall be available for the issuance of shares upon the exercise of ISOs.

Section 2. References to and Effect on the Purchase Agreement. Except as expressly amended by this Amendment, all of the terms, conditions and other provisions of the Purchase Agreement shall continue to be in full force and effect in accordance with their respective terms. No reference to this Amendment need be made in any instrument or document making reference to the Purchase Agreement, and any reference to the Purchase Agreement in any such instrument or document shall be deemed to refer to the Purchase Agreement as amended by this Amendment.

Section 3. Miscellaneous. All relevant provisions of Article XII (Miscellaneous) of the Purchase Agreement shall apply to this Amendment to the same extent as if set forth herein, mutatis mutandis.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, the Parties have hereunto caused this Unit Purchase Agreement to be duly executed as of the date hereof.

SPAC

DUNE ACQUISITION CORPORATION

By:	/s/ Carter Glatt
Name:	Carter Glatt
Title:	CEO

HOLDINGS

GLOBAL GAS HOLDINGS LLC

By:	Dune Acquisition Corporation
By:	Its Sole Member

By:	/s/ Carter Glatt
Name:	Carter Glatt
Title:	Chief Executive Officer

Signature Page to Second Amendment to Purchase Agreement

IN WITNESS WHEREOF, the Parties have hereunto caused this Unit Purchase Agreement to be duly executed as of the date hereof.

GLOBAL HYDROGEN ENERGY LLC

By:	/s/ William Nance
Name:	William Nance
Title:	CEO

SELLERS

By:	/s/ William Bennett Nance, Jr.
Name:	William Bennett Nance, Jr.

By:	/s/ Sergio Martinez
Name:	Sergio Martinez

By:	/s/ Barbara Guay Martinez
Name:	Barbara Guay Martinez

Signature Page to Second Amendment to Purchase Agreement